	OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number:	3235-0056
	Expires:	July 31, 2025
	Estimated average burden hours per response.	3.0

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BOXABL Inc.

(Exact name of registrant as specified in its charter)

Nevada	85-2511929
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

5345 E. N. Belt Road, North Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:__________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Non-Voting Series A-3 Preferred Stock, $0.00001 par value per share
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Non-Voting Series A-3 Preferred Stock, par value $0.00001 per share of BOXABL Inc., a Nevada corporation (the “Company”), to be registered hereunder is set forth under the caption “Securities Being Offered” in the offering circular included in the Company’s offering statement on Form 1-A (File No. 024-12402) as filed with the Securities and Exchange Commission on June 6, 2024, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Fifth Amended and Restated Articles of Incorporation	Form 10-12G	000-56579	3.1	December 8, 2023
3.2	Bylaws	Form DOS	367-00275	2.2	December 14, 2020
4.1	Form of Fourth Amended and Restated Stockholders Agreement	Form 10-12G	000-56579	4.1	December 8, 2023

2 of 3

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOXABL Inc.

Date: June 25, 2024

By:	/s/ Paolo Tiramani
Paolo Tiramani
Chief Executive Officer and Director

3 of 3